UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2009

CRM Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	n/a
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box HM 2062, Hamilton, Bermuda,		HM HX
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-295-2185

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, CRM Holdings, Ltd. (the Company) filed a Current Report on Form 8-K (the Original Report) to, among other things, report under Item 5.02 that on May 5, 2009, the Board of Directors of the Company had appointed James J. Scardino (Mr. Scardino) as Chief Executive Officer, and Joseph F. Taylor as Chief Financial Officer. The Original Report is hereby amended pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide the information set forth herein, which was not determined or was unavailable at the time of the Original Report.

On November 24, 2009, the Company entered into an employment agreement with Mr. Taylor, which will operate retroactively with an effective date of May 5, 2009, and supersedes the employment agreement between the Company and Mr. Taylor, dated as of January 1, 2007.

Under the terms of his employment agreement, the Company will employ Mr. Taylor as the Company’s Chief Financial Officer until December 31, 2012, with successive one-year renewals thereafter. Mr. Taylor will receive an annual salary of $275,000. Mr. Taylor is also eligible for an annual incentive award with a target award opportunity of 50% of his then-current base salary and a maximum bonus opportunity of 75% of such salary, based upon his individual performance, profitability of the Company and the Company’s stock price. The amount of the annual bonus will be subject to the discretion of the Company’s Compensation Committee and will be paid in cash, restricted stock or some combination thereof. Mr. Taylor will also receive $12,000 per year for a car allowance. Mr. Taylor is eligible to participate in the Company’s employee benefit plans on the same basis as other employees. If Mr. Taylor’s employment agreement is terminated without "cause" (as defined in the agreement) or if Mr. Taylor terminates his employment for "good reason" (as defined in the agreement), he will be entitled to receive the following benefits: (i) severance pay equal to 100% of his base salary immediately prior to the termination date; (ii) a pro rata unpaid annual incentive award payable for the year in which termination occurs, based on actual performance; (iii) the continuation of any welfare benefit programs for 18 months; and (iv) the immediate vesting of all unvested restricted shares. In addition, as previously disclosed, on May 6, 2009, Mr. Taylor received a grant of 25,000 restricted shares, in the form of restricted share awards under the Company’s 2005 Long-Term Incentive Plan, all of which shares will vest in three equal annual installments, commencing on the first anniversary of their date of grant.

The foregoing description of Mr. Taylor’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement, dated as of May 5, 2009, between the Company and Joseph F. Taylor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

December 1, 2009	By:	/s/ Louis J. Viglotti

Name: Louis J. Viglotti
Title: General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 5, 2009, between the Company and Joseph F. Taylor